Exhibit 32

Section 906 Certificate of Chief Executive Officer and Principal Financial and Accounting Officer

In connection with the quarterly report of China Direct Industries, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2009 as filed with the Securities and Exchange Commission (the “Report”), I, Yuejian (James) Wang, Chairman and Chief Executive Officer of the Company, and I, Huaqin (Kim) Chen, Controller and Internal Audit Manager of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

August 14, 2009	/s/ Yuejian (James) Wang
Yuejian (James) Wang, Chairman and Chief Executive Officer

August 14, 2009	/s/ Huaqin (Kim) Chen
Huaqin (Kim) Chen, Controller and Internal Audit Manager

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.